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                                                                    Exhibit 99.1

April 23, 2001--NextPath Technologies, Inc. (OTCBB:NPTK) announced each of its three executive officers resigned effective Friday, April 20, 2001. In addition, the company announced that it has not yet filed its annual report on Form 10-K for the fiscal year ended December 31, 2000, due to its continuing work on the restatement of its 1999 financial statements and its lack of necessary resources to complete the filing.

The company announced the resignation of Chairman and Chief Executive Officer -- Kenneth Uptain, Chief Financial Officer -- Kary Lewis, and Vice President Finance -- Robert Smolinski, each of whom left the company to pursue other interests. The company expects that Mr. Smolinski will continue to provide limited services on a consulting basis during the transition to new management. Richard Lewis has been appointed interim President and Secretary effective immediately.

The company has determined that its 1999 financial statements must be restated, primarily to correct the timing of recognizing stock-based consulting and other expenses. This restatement will affect the previously reported audited financial statements for the year ended December 31,1999 and the previously reported unaudited quarterly financial statements for the quarters ended March 31, June 30 and September 30, 2000.

The company continues to experience a serious shortage of cash. The company has been unsuccessful in its attempts to raise additional funds for operations. All operating subsidiaries are now experiencing cash flow difficulties which prevents them from effectively conducting their business operations. Vendors to some of our subsidiaries have refused to extend further trade credit. One subsidiary has suspended its operations until substantial additional funding is available. The company believes substantial funding will be required in the next 30 days to continue ongoing business operations.

In addition to the ongoing discussions with various lenders to borrow funds (secured by corporate assets), the company has been engaged in conversations designed to result in the sale of one or more of its subsidiaries. The capital from such a borrowing or sale would be utilized for the purposes of funding remaining operations. As of this date, the company has not received any lender commitments or commitments for any such sales, however negotiations are ongoing. As the subsidiaries' liquidity conditions worsen, their market value may decrease and the company's ability to sell them may diminish.

If the company cannot obtain the necessary funds through asset sales, loans or equity investments, it will be forced to cease or suspend some or all of its operations and consider filing for protection under the federal bankruptcy laws for the company and/or one or more of its operating subsidiaries.

The company intends to file its annual report on Form 10-K as soon as practicable.

Statements in this press release, which are not statements of historical fact, are forward-looking statements. All forward-looking statements involve risks and uncertainties. There are many
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factors that could cause actual results to differ materially from estimates and projections contained in our forward-looking statements: our insufficient cash and working capital, including the possibility that more of our vendors will demand that all transactions be cash only; our ability to dispose of operating and other assets timely and on terms acceptable to us; the outcome of the Securities and Exchange Commission investigation of our stock sales and other activities; the outcome of pending and future litigation involving our business activities and securities transactions; and our ability to gain market acceptance of the products of our subsidiaries. Some or all of these factors may be beyond our control. These forward-looking statements reflect only our belief at the time of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made.

CONTACT: NextPath Technologies, Inc.
NextPath Investor Relations, 602/224-0685


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